EXHIBIT 99.1






Contacts:

News Media                              Investors
Rogers & Cowan                          Pondel Wilkinson Parham
Sallie Olmsted/Susan Yin                Ron Parham
310-854-8124/8145                       503-924-1186
solmsted/syin@rogersandcowan.com        rparham@pondel.com


               RENTRAK LAUNCHES NEW INFORMATION SERVICES DIVISION

 -CURRENT REVENUE SHARING DIVISION CONTINUES TO DRIVE PAY PER TRANSACTION (PPT) SERVICES; NEWLY CREATED INFORMATION SERVICES DIVISION WILL FOCUS ON DELIVERY OF
                  BUSINESS INTELLIGENCE PRODUCTS AND SERVICES-

PORTLAND, ORE (January 26, 2005) - Rentrak Corporation (Nasdaq: RENT) announced today the creation of a new division resulting in a new corporate structure designed to drive growth, better serve the needs of existing and new customers, and increase operating efficiencies. The management and organizational changes position Rentrak to expand the scope and depth of its business intelligence and transactional services.

"The media and entertainment industry's evolution over the past five years has increased Rentrak's opportunities to provide valuable, actionable business intelligence to a wider variety of industry-leading companies," said Paul Rosenbaum, chief executive officer of Rentrak. "The creation of this new operating division reflects our strong belief in, and the potential of accelerated growth from, the unique information processing, analysis and reporting capabilities Rentrak has pioneered over the past 18 years. Creating a more efficient and effective global organization more closely aligns us with what our current and future customers want - deep, comprehensive analytical services for measuring media viewership and consumption that help them make better distribution, programming, advertising and promotional decisions.

Marty Graham, currently senior vice president, has been promoted to general manager and chief operating officer of the revenue sharing business, now called Rentrak PPT Division. Mr. Graham is a 20-year home entertainment industry veteran and helped develop Rentrak's pay per transaction business.

                                     -more-

Rentrak Launches New Information Division, page 2 of 3

"Since 1986, when Rentrak pioneered the concept of revenue sharing on a pay per transaction basis that continues to thrive today, the company has consistently sought ways to innovate to deliver incremental revenues and profits to both its content providers and retail partners, said Mr. Graham. "By clearly aligning the internal resources devoted to PPT in one operating division, we're better positioned to pursue new growth opportunities and to serve current and future customers' evolving needs across the home entertainment industry."

Under the new organizational structure, the PPT Division will focus on business operations that facilitate the delivery of home entertainment products to retailers on a revenue sharing basis.

The newly created Information Services Division is concentrating on expanding the customer base of the company's Essentials Suite(TM) of business intelligence services offered on a recurring subscription basis. The Essentials Suite currently includes:

  o  Box  Office   Essentials(TM)   for  reporting  domestic  and  international
     theatrical ticket sales;

  o Home Video Essentials(TM) for reporting VHS, DVD and game rentals across the U.S. and Canada;

  o Allocation Essentials(TM) for use by studios, game publishers, media suppliers and retailers to plan and manage entertainment media purchases and inventory;

  o  Business   Intelligence   Essentials(TM)  for  use  by  retailers  to  plan
     promotions  to  coincide  with  key  national  and  local  events,   school
     schedules, weather and holidays;

  o OnDemand Essentials(TM) that measures viewership of on demand content in the cable and broadband industries;

  o Retail Essentials(TM) for use by studios, game publishers and retailers for reporting DVD, VHS and video game sales across North America; and

  o Syndication, which involves packaging summarized subsets of information gleaned from each of the other Essentials services for sale to secondary and tertiary markets.

A nationwide search for the position of general manager and chief operating officer of Rentrak's new Information Services Division is now in progress.

Each of the division general managers will have full operating and financial accountability for their division and will report directly to Mr. Rosenbaum.

Coincident with the creation of the new organizational structure, Kim Cox, president and 18-year veteran of Rentrak, will transition to serving as an independent consultant and advisor to the company.

                                     -more-

Rentrak Launches New Information Division, page 3 of 3

About Rentrak Corporation

Rentrak Corporation, based in Portland, Oregon, is the developer of the Essentials(TM) suite of web-based information management and business intelligence products used by clients in the media, entertainment, retail and manufacturing industries. Vertical market editions of Essentials(TM) applications are customizable to the needs of each licensee, allowing marketers to collect, manage, analyze and make critical business decisions based on detailed, real-time point-of-sale and supply chain data. The Essentials(TM) suite of services offers competitive advantages to executives in selected industries by providing timely and actionable insight into their own company's performance in tandem with valuable perspective against aggregated industry-wide data. For further information, please visit Rentrak's corporate web site at http://www.rentrak.com.

Safe Harbor Statement

When used in this discussion, the words "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Additional risk factors that could affect Rentrak's business are described in Rentrak's March 31, 2004, annual report on Form 10-K, as amended, and subsequent quarterly reports filed with the Securities and Exchange Commission.

Statements about potential future industry trends and growth prospects in each of the company's operating divisions are forward-looking, subject to risks and uncertainties, and actual results may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this press release and include many factors that are outside the direct control of Rentrak. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

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